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                                                                      Exhibit 24





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to St. Paul Bancorp, Inc. Stock Option Plan of our report dated January 21, 1994, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.





                                              ERNST & YOUNG LLP




Chicago, Illinois
September 26, 1994